UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2023

CITRINE GLOBAL, CORP.

Delaware	000-55680	68-0080601
(State or Other Jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

5 Golden Beach, Caesarea, Israel	3088900
(Address of Principal Executive Offices)	(Zip code)

+ (972) 9 855 1422

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2023, Cannovation Israel Center Ltd., a majority owned subsidiary (“Cannovation”) of Citrine Global, Corp. (“Citrine Global”) and S.R. Accord Ltd., an Israeli company (“Lender”), entered into an 18-month credit facility agreement (the “Credit Facility”) pursuant to which the Lender has agreed to fund Cannovation in an aggregate amount of 3,000,000 NIS (approximately $857,000), as needed by Cannovation from time to time. At the time of each draw down, Cannovation and Lender will determine the pay back of the loan. All amounts drawn under the Credit Facility will bear interest at a monthly rate of 1.7% (plus VAT). Cannovation has the right to pre-pay the entire amount outstanding under the Credit Facility at any time. On March 6, 2023, Lender remitted to Cannovation $50,000 as an initial advance under the Credit Facility.

As a commitment fee for the Credit Facility, Lender was issued 2,154,677 shares of Citrine Global common stock.

As security for any loans under the Credit Facility, Cannovation granted Lender a lien on its rights to the 25,000 sq ft (11,687 sq meters) of industrial land in Yerucham, Israel which Cannovation acquired in February of 2022(the “Premises”) to build the Green Vision Center Israel with the support of the government of Israel. If the market value of the Premises is less than the amount outstanding under the Credit Facility, then Lender will be entitled to additional security on such terms and conditions as the parties may agree.

As additional security for any payments due to Lender, CTGL Citrine Global Israel Ltd., a wholly owned subsidiary of Citrine Global, (ii) Beezzhome Technologies Ltd. an entity wholly owned by Ora Elharar Soffer, the Chief Executive Officer of Citrine Global and (iii) Netto Holdings, an unaffiliated entity under the partial control of Ilan Ben Ishay, a director on the board of Cannovation, as well as each of Ms. Elharar Soffer and Mr. Ben Ishay in their personal capacities, are providing guarantees for the repayment of any amounts that may be owing to Lender under the Credit Facility. Cannovation has agreed to indemnify Ms. Elharar Soffer and Mr. Ben Ishay for any losses they incur as a result of the guarantee.

The Credit Facility includes standard default provisions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

The foregoing issuance of 2,154,677 shares of common stock by Citrine Global to Lender was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation S promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

citrine global, CORP.

Date: March 10, 2023	By:	/s/ Ora Elharar Soffer
	Name:	Ora Elharar Soffer
	Title:	Chief Executive Officer (principal executive officer)